Exhibit 99.1

Minim Reports Revenue Growth of 16% for Full-Year 2021

Company announces its innovative software roadmap and new position as the #1 cable modem and gateway seller on Amazon, the leading e-commerce channel for the category, since December 2021

Manchester, NH (March 31, 2022) — Minim, Inc. (NASDAQ: MINM), the creator of intelligent networking products, today reported fourth quarter and full year financial results for the periods ended December 31, 2021.

Full-year 2021 Financial Highlights:

●	Net revenue of $55.4 million, a 16% increase over 2020, as the industry experienced an estimated 10% decrease in modem and modem/router sales.[1]
●	Total deferred revenue as of December 31, 2021 was $736 thousand, a 100% increase from the previous year.
●	Gross margin of 31.6% compared to 28.4% in 2020, an improvement of 328 basis points.
●	Net loss of $3.6 million, inclusive of a non-recurring net gain of $4.0 million related to the sale of the Zoom® trademark, compared to a net loss of $3.9 million in 2020.

Recent Business Highlights:

●	Achieved #1 selling cable modem and gateway brand on Amazon in the fourth quarter of 2021 and year-to-date in 2022.[2]
●	Introduced new motosync app features, becoming the first home networking company to offer live in-app chat customer support, which has led to 35% faster customer issue resolutions.
●	Launched high-speed WiFi 6 products in 2021, including the Motorola MH7600 AX1800 Mesh WiFi System; the Motorola MT8733 Cable Modem with AX6000 Router and Voice for Xfinity customers; and the Motorola MG8725 Cable Modem with AX6000 Router, compatible with Xfinity, Spectrum, Cox, and more.
●	Continued mesh portfolio expansion with the announcement of the Q11 AX3000 Mesh WiFi System and Q14 Ultra-Wideband AXE5400 (WiFi 6E) Mesh System at CES 2022— both expected in Spring/Summer 2022.
●	Added seasoned leadership, including: Mehul Patel, Chief Financial Officer (previously at Commscope) as of March 21, 2022; Bill Wallace, VP Hardware (previously at Commscope); Lakshmi Kadiyala, VP Software (previously at Charles Schwab); and Jeff Rodning, Director, National Retail Sales (previously at Philips).

1 Analysis by Minim with data from retail data platform, NPD, and a leading Amazon analytics platform.

2 Data from leading Amazon analytics platform

Q4 2021 Financial Highlights:

●	Net revenue of $10.5 million, down 24% year-over-year from $13.7 million in Q4 2020.
●	Gross margin of 33.0% compared to 32.8% in Q4 2020.
●	Net loss of $3.2 million compared to a net loss of $1.2 million in Q4 2020.

Gray Chynoweth, Chief Executive Officer of Minim, said, “I am pleased to welcome Mehul and discuss our 2021 performance in our upcoming earnings presentation. While we saw growth for the year, in Q4 we experienced headwinds from substantial supply chain challenges and demand that subsided from the peak of COVID shutdowns. Overall, I am very proud of our team’s hard work to continuously deliver advanced, intelligent networking products to our customers and outpace the market in retail cable product sales. We entered 2022 with a much stronger cash and inventory position than the prior year, an innovative product roadmap, and incredible new talent. Additionally, we expect to see a bounce-back in the first quarter on quarter over quarter revenue growth. I look forward to sharing more with investors shortly.”

The company experienced a net loss in 2021 of $3.6 million, or ($0.09) per basic and diluted share, compared to a net loss of $3.9 million, or ($0.15) per basic and diluted share in 2020. The net loss for 2021 includes non-recurring income of $4.0 million related to the sale of the Company’s right, title and interest in the ZOOM® trademark.

The company experienced a net loss in the fourth quarter of 2021 of $3.2 million, compared to a net loss of $1.2 million, or ($0.04) per basic and diluted share, in the fourth quarter of 2020.

Non-GAAP Adjusted EBITDA was ($4.5) million in 2021 when adjusted for $4.0 million of trademark income, $1.0 million in stock-based compensation expense, and $0.7 million of revenue bookings, a ($6.3) million year-over-year decrease compared to $1.7 million in 2020, which was normalized for $4.3 million in tariffs and pandemic related air freight, $1.6 million in one-time merger costs, and $0.5 million in stock-based compensation expense. Non-GAAP Adjusted EBITDA in the fourth quarter of 2021 was ($3.1) million when adjusted for $0.2 million in stock-based compensation expense and $(0.4) million of revenue bookings, a ($2.6) million year-over-year decrease compared to $(0.5) million in the fourth quarter of 2020, which was normalized for $1.3 million one-time merger costs, $0.2 million in stock-based compensation expense, $0.2 million in tariffs and pandemic related air freight. On a sequential, quarter-over-quarter basis, this represents a ($1.8) million decrease compared to ($1.4) million in the third quarter of 2021. Please see the section below titled “Non-GAAP Financial Measure” for an explanation of the Company’s non-GAAP financial measures.

At the end of 2021, the company had $13.1 million of cash, cash equivalents and restricted cash compared to $1.6 million at the end of 2020. The company had $0.4 million in availability for borrowing under its $25.0 million credit facility at December 31, 2021. The 2021 ending cash balance increased over the prior year end as a result of the closing of a secondary public offering for $22.7 million in net proceeds and the sale of assets related to the Zoom brand for $4 million in net proceeds.

Business Outlook

“When the pandemic exploded remote working in 2020, consumers rushed to upgrade their home networks,” said Nicole Zheng, President and CMO of Minim. “While this exceptional market growth subsided in 2021, we see signals of a bright future: Over half of the connected devices shipped in 2021 are capable of WiFi 6 connectivity, expected to grow to 79 percent in 20223. With our expanding WiFi 6, and soon WiFi 6E, product portfolio, we are able to serve the consumers looking to support their new devices with the latest WiFi protocol. What’s more, we are expanding how we reach and serve customers by leveraging our e-commerce strategies in new channels and designing an innovative software roadmap that delivers an app-first user experience and standalone software value.”

Non-GAAP Financial Measure

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this news release contains the non-GAAP financial measures Adjusted EBITDA, which we define as GAAP net income (loss) plus depreciation of fixed assets and amortization of intangible assets, other (expense) income, net, income tax provision, material one-time expenses and income, and stock-based compensation expenses, and Revenue Bookings, which we define as GAAP Revenue, which was $10.5 million for Q4 2021, plus the change in Deferred Revenue recorded within the financial reporting period being disclosed, which amounted to ($0.4) million for Q4 2021.

We use these non-GAAP financial measures in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, and evaluating short-term and long-term operating trends in our operations. We believe that these measures provide an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals.

Minim believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. These supplemental financial measures exclude temporary supplemental air freight resulting from supply chain interruptions resulting from a global pandemic; China tariffs as the company believes these costs are not part of normal business operations (the imposed tariff rates increased mid-2019 from 10% to 25% on the value of imported goods and remained at 25% until the company relocated its manufacturing source from China to Vietnam by June 2020); costs incurred and related to the merger with Zoom Connectivity, Inc. as the company deems these costs as one-time in nature; and the one-time income from the forgiveness of the Payroll Protection Program loan.

3 https://www.wi-fi.org/beacon/the-beacon/wi-fi-6-shipments-to-surpass-52-billion-by-2025

These non-GAAP financial measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above and investors should not infer from our presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring.

Conference Call Details Date/Time:

Minim will host a conference call today, March 31, 2022, at 8:30 a.m. ET to discuss these results. To participate, please access the live webcast at https://ir.minim.com, or by dialing (866) 393-7958 (US) or (706) 643-5255 (international) and referencing code 3847933.

A slide presentation will accompany management’s remarks and will be accessible five minutes prior to the start of the call via the following link: https://ir.minim.com. A recording of the call will also be made available afterwards through the investor information section of the company’s website.

About Minim

Minim, Inc., (NASDAQ: MINM) was born in 1977 as a networking company and now delivers intelligent software to protect and improve the WiFi connections we depend on to work, learn, and live. Minim’s cloud platform powers intuitive apps and a variety of routers, helping customers take control of their connected experience and privacy. Headquartered in Manchester, N.H., Minim holds the exclusive global license to design and manufacture consumer networking products under the Motorola brand. To learn more, visit https://www.minim.com.

MOTOROLA and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license.

About Motorola Strategic Brand Partnerships

For over 90 years the Motorola brand has been known around the world for high quality, innovative and trusted products. Motorola’s Strategic Brand Partnership program seeks to leverage the power of this iconic brand by teaming with dynamic companies who offer unique, high-quality products that enrich consumers’ lives. Strategic brand partners work closely with Motorola engineers while developing and manufacturing their products, ensuring that their products meet the exacting safety, quality, and reliability standards that consumers have come to expect from Motorola. To learn more about Motorola strategic brand partnerships, follow us @ShopMotorola.

Forward-Looking Statements

This press release contains “forward-looking statements”, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to Minim’s plans, expectations, and intentions. Actual results may be materially different from expectations as a result of known and unknown risks, including: risks associated with Minim’s potential inability to realize intended benefits of the acquisition by merger of Zoom Connectivity, Inc.; the potential increase in tariffs on the company’s imports; the potential difficulties and supply interruptions from moving the manufacturing of the company’s products in Vietnam; risks relating to global semiconductor shortages; potential changes in NAFTA; the potential need for additional funding which Minim may be unable to obtain; declining demand for certain of Minim’s products; delays, unanticipated costs, interruptions or other uncertainties associated with Minim’s production and shipping; Minim’s reliance on several key outsourcing partners; uncertainty of key customers’ plans and orders; risks relating to product certifications; Minim’s dependence on key employees; uncertainty of new product development, including certification and overall project delays, budget overruns; the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated; costs and senior management distractions due to patent related matters; risks from a material weakness in our internal control over financial reporting; the impact of the COVID-19 pandemic; risks associated with macroeconomic factors including supply chain issues, inflation, tightening of money markets and labor shortages; and other risks set forth in Minim’s filings with the Securities and Exchange Commission. Minim cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Minim expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Minim’s expectations or any change in events, conditions or circumstance on which any such statement is based.

Media Contact:

Nicole Zheng, President & CMO

nicole@minim.com

Investor Relations Contact:

James Carbonara

james@haydenir.com

(646) 755-7412

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Minim, Inc.

Consolidated Balance Sheets

As of December 31, 2021 and 2020

(in thousands, except share data)

	December 31,
	2021	2020

ASSETS
Current assets
Cash and cash equivalents	$12,570	$772
Restricted cash	500	800
Accounts receivable, net	4,881	9,203
Inventories, net	32,503	16,505
Prepaid expenses and other current assets	588	399
Total current assets	51,042	27,679

Equipment, net	763	455
Operating lease right-of-use assets	242	87
Goodwill	59	59
Intangible assets, net	262	389
Other assets	545	942
Total assets	$52,913	$29,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank credit line	$5,065	$2,442
Accounts payable	12,458	11,745
Current maturities of government loan	34	65
Current maturities of operating lease liabilities	143	66
Accrued expenses	5,280	7,465
Deferred revenue, current	292	—
Total current liabilities	23,272	21,783

Long term government loan, less current maturities	—	15
Operating lease liabilities, less current maturities	99	22
Deferred revenue, noncurrent	444	—
Total Liabilities	23,815	21,820

Stockholders’ equity
Common Stock: Authorized: 60,000,000 shares at $0.01 par value; issued and outstanding: 45,885,043 shares at December 31, 2021 and 35,074,922 shares at December 31, 2020, respectively	459	351
Additional paid-in capital	89,313	64,527
Accumulated deficit	(60,674)	(57,087)
Total stockholders’ equity	29,098	7,791
Total liabilities and stockholders’ equity	$52,913	$29,611

Minim, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2021 and 2020

(in thousands, except per share data)

	Three Months Ended December 31, (Unaudited)		Twelve months ended December 31,
	2021	2020	2021	2020

Net sales	$10,476	$13,733	$55,423	$47,988
Cost of goods sold	7,021	9,222	37,893	34,382
Gross profit	3,455	4,511	17,530	13,606

Operating expenses:
Selling and marketing	3,865	2,506	13,748	9,155
General and administrative	1,115	2,431	4,890	5,443
Research and development	1,601	1,803	6,165	3,828

Total operating expenses	6,581	6,740	24,803	18,426

Sale of trademark, net	—	—	3,956	—

Operating loss	(3,126)	(2,229)	(3,317)	(4,820)

Other income (expense):
Interest expense, net	(39)	(34)	(226)	(47)
Gain on forgiveness of debt	—	1,057	20	1,057
Other, net	—	(20)	—	(21)
Total other income (expense)	(39)	1,003	(206)	989

Loss before income taxes	(3,165)	(1,226)	(3,523)	(3,831)

Income taxes	22	11	64	27

Net loss	$(3,187)	$(1,237)	$(3,587)	$(3,858)

Basic and diluted net loss per share	$(0.07)	$(0.04)	$(0.09)	$(0.15)

Weighted average common and common equivalent shares:
Basic and diluted	45,862	33,834	39,761	25,301

MINIM, INC.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,
	2021	2020

GAAP net loss to Non-GAAP Adjusted EBITDA reconciliation:
GAAP-based net loss	$(3,187)	$(1,237)
Add: Other income and taxes	61	(991)
Add: Depreciation and Amortization	208	96
GAAP-based EBITDA	(2,918)	(2,132)
Adjustments to GAAP-based EBITDA:
Add: GAAP sales net to revenue bookings	(442)	––
Less: Sale of trademark, net	––	––
Add: Tariffs and air freight	––	206
Add: Merger deal costs	––	1,270
Add: Stock-based compensation expense	223	159
Total adjustments	(219)	1,634
Non-GAAP-based Adjusted EBITDA	$(3,137)	$(498)

	Twelve Months Ended December 31,
	2021	2020

GAAP net loss to Non-GAAP Adjusted EBITDA reconciliation:
GAAP-based net loss	$(3,587)	$(3,858)
Add: Other income and taxes	314	(962)
Add: Depreciation and Amortization	957	236
GAAP-based EBITDA	(2,315)	(4,584)
Adjustments to GAAP-based EBITDA:
Add: GAAP sales net to revenue bookings	736	––
Less: Sale of trademark, net	(3,956)	––
Add: Tariffs and air freight	––	4,297
Add: Merger deal costs	––	1,594
Add: Stock-based compensation expense	996	441
Total adjustments	(2,224)	6,332
Non-GAAP-based Adjusted EBITDA	$(4,539)	$1,748